Exhibit 99.01

First USA Credit Card Master Trust

Trust Performance by Series - March 2005

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-4 $843MM 7/18/2005	1998-6 $964MM 8/18/2008
Yield	16.99%	16.99%	16.99%	16.99%	16.99%
Less: Coupon	3.08%	3.13%	3.08%	3.00%	3.31%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.03%	5.03%	5.03%	5.03%	5.03%
Excess Spread:
March-05	7.38%	7.33%	7.38%	7.46%	7.15%
February-05	5.82%	5.83%	5.88%	5.96%	5.63%
January-04	4.48%	4.43%	4.48%	4.56%	4.22%
Three Month Average Excess Spread	5.89%	5.86%	5.91%	5.99%	5.67%

Delinquency:
30 to 59 Days	1.18%	1.18%	1.18%	1.18%	1.18%
60 to 89 Days	0.77%	0.77%	0.77%	0.77%	0.77%
90+ Days	1.80%	1.80%	1.80%	1.80%	1.80%
Total	3.75%	3.75%	3.75%	3.75%	3.75%

Payment Rate	15.90%	15.90%	15.90%	15.90%	15.90%

Series Deal Size Expected Maturity	1998-8 $602MM 9/18/2005	1999-2 $602MM 2/21/2006	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006
Yield	16.99%	16.99%	16.99%	16.99%	16.99%
Less: Coupon	3.07%	3.40%	3.10%	3.09%	3.01%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.03%	5.03%	5.03%	5.03%	5.03%
Excess Spread:
March-05	7.39%	7.06%	7.36%	7.37%	7.45%
February-05	5.89%	5.55%	5.87%	5.88%	5.89%
January-04	4.49%	4.14%	4.48%	4.49%	4.55%
Three Month Average Excess Spread	5.92%	5.58%	5.90%	5.91%	5.96%

Delinquency:
30 to 59 Days	1.18%	1.18%	1.18%	1.18%	1.18%
60 to 89 Days	0.77%	0.77%	0.77%	0.77%	0.77%
90+ Days	1.80%	1.80%	1.80%	1.80%	1.80%
Total	3.75%	3.75%	3.75%	3.75%	3.75%

Payment Rate	15.90%	15.90%	15.90%	15.90%	15.90%